Exhibit 99.1

NEWS

CONTACT:	Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FIRST QUARTER EARNINGS

SOUDERTON, Pa., April 24, 2013 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the first quarter ended March 31, 2013. Univest reported net income of $5.4 million or $0.32 diluted earnings per share for the quarter ended March 31, 2013, a 3% increase in net income compared to $5.3 million or $0.31 diluted earnings per share for the quarter ended March 31, 2012.

Loans

Gross loans and leases increased $5.5 million from December 31, 2012 and $27.5 million from March 31, 2012. The growth in loans from the previous consecutive quarter occurred primarily in commercial loans, while the growth from the comparable quarter in the prior year occurred mainly in residential mortgages and equipment financing. While Univest continued to see increased loan activity during 2013, overall credit demand and utilization of lines by businesses and consumers remained light as a result of the sluggish economy.

Deposits

Total deposits grew $84.6 million from March 31, 2012, primarily due to an increase in demand deposits and new customers choosing Univest. Total deposits declined $50.7 million from December 31, 2012, mainly due to a decrease in public fund deposits of $38.9 million.

Net Interest Income and Margin

Net interest income decreased $221 thousand or 1% to $17.9 million in the first quarter of 2013 compared to the first quarter of 2012. The net interest margin on a tax-equivalent basis for the first quarter of 2013 was 3.83%, compared to 3.80% during the fourth quarter of 2012 and 3.95% in the first quarter of 2012.

The declines in net interest income and net interest margin during the first quarter of 2013 from the comparable period in the prior year were primarily due to the re-investment of maturing and called investment securities into lower yielding investments as a result of the lower interest rate environment and lower rates on commercial and residential real estate loans due to re-pricing and competitive pressures. The declines in net interest income and net interest margin were partially offset by favorable re-pricing of savings accounts and certificates of deposit.

Non-Interest Income

Non-interest income for the quarter ended March 31, 2013 was $11.5 million, an increase of $454 thousand or 4% from the comparable period in the prior year. Insurance commission and fee income was up $451 thousand primarily a result of the acquisition of Javers Group on May 31, 2012. Investment advisory commission and fee income was up $445 thousand, primarily due to a 16.3% increase in assets under supervision. The net gain on mortgage banking activities increased $424 thousand during the first quarter of 2013 over the same period in 2012 as refinance volume continues to be strong. Partially offsetting these favorable variances were proceeds from bank owned life insurance death benefits of $989 thousand recognized during the first quarter of 2012.

Non-Interest Expense

Non-interest expense for the first quarter of 2013 was $20.2 million, an increase of $1.4 million or 7% compared to the first quarter of 2012. Commission expense increased $693 thousand in the first quarter of 2013 compared to the same period in the prior year mainly related to increased production activity and revenues generated in our mortgage banking, equipment finance, investment and insurance businesses. During the first quarter of 2013, Univest implemented a company-wide restructuring plan which reduced staffing levels by 3.4% and included the announced closure and consolidation of our Silverdale financial service center, effective May 2013, into our Hilltown and Perkasie locations. As a result, Univest recorded severance and fixed asset retirement expenses of $437 thousand and $102 thousand, respectively. The restructuring involved strategic changes to ensure we are effectively managing costs, improving efficiencies and evolving the business to meet the needs of all of our stakeholders.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $28.9 million at March 31, 2013 from $32.1 million at December 31, 2012 and $36.3 million at March 31, 2012. The decrease in non-accrual loans from December 31, 2012 was mainly due to the foreclosure of commercial loans for two borrower relationships totaling $1.7 million and loan charge-offs. Net loan and lease charge-offs were $1.6 million during the first quarter of 2013, down from $3.4 million for the first quarter of 2012.

Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 1.94% at March 31, 2013, compared to 2.17% at December 31, 2012 and 2.48% at March 31, 2012. Other real estate owned was $3.6 million at March 31, 2013, compared to $1.6 million at December 31, 2012 and $5.0 million at March 31, 2012. The year-to-date increase was primarily due to the addition of commercial properties for $1.7 million, as previously discussed. Of the other real estate owned properties held at March 31, 2013, two locations with an associated carrying balance of $2.0 million are currently under agreements of sale.

The provision for loan and lease losses was $2.1 million for the first quarter of 2013, compared to $4.1 million for the quarter ended March 31, 2012. The decrease in the year-to-date provision was primarily the result of migration and resolution of loans through the loan workout process and a decrease in loss factors for commercial real estate loans. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.70% at March 31, 2013, compared to 1.67% at December 31, 2012 and 2.10% at March 31, 2012. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 87.31% at March 31, 2013, compared to 77.01% at December 31, 2012 and 84.36% at March 31, 2012.

Capital

Univest continues to remain well-capitalized at March 31, 2013. Total risk-based capital at March 31, 2013 was 15.37%, well in excess of the regulatory minimum for well capitalized status of 10%.

During the quarter, Univest repurchased 61 thousand shares of common stock at a cost of $1.0 million under our Board approved stock repurchase program. Shares available for future repurchases under the plan totaled 481 thousand at March 31, 2013. Total shares outstanding at March 31, 2013 were 16,762,695.

Dividend

On February 27, 2013, Univest declared a quarterly cash dividend of $0.20 per share, payable on April 1, 2013. This represented a 4.70% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2013

(Dollars in thousands)

	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Balance Sheet (Period End)
Assets	$2,263,036	$2,304,841	$2,232,081	$2,188,727	$2,192,164
Investment securities	508,751	499,579	515,256	439,092	451,433
Loans held for sale	3,606	4,530	6,146	1,333	2,535
Loans and leases held for investment, gross	1,487,375	1,481,862	1,469,511	1,465,449	1,459,830
Allowance for loan and lease losses	25,222	24,746	27,096	30,502	30,597
Loans and leases held for investment, net	1,462,153	1,457,116	1,442,415	1,434,947	1,429,233
Total deposits	1,814,610	1,865,333	1,777,930	1,743,922	1,730,030
Noninterest-bearing deposits	380,447	368,948	334,856	334,828	307,769
NOW, money market and savings	1,127,643	1,164,874	1,101,147	1,052,217	1,029,145
Time deposits	306,520	331,511	341,927	356,877	393,116
Borrowings	124,895	117,276	132,920	121,878	144,208
Shareholders’ equity	284,784	284,277	281,589	277,316	275,525

	For the three months ended,
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Balance Sheet (Average)
Assets	$2,233,147	$2,264,863	$2,214,283	$2,173,698	$2,180,451
Investment securities	497,032	499,017	474,523	450,482	457,511
Loans and leases, gross	1,484,043	1,478,156	1,465,897	1,460,275	1,457,320
Deposits	1,790,108	1,823,707	1,771,454	1,726,441	1,724,310
Shareholders’ equity	285,558	286,980	280,172	277,621	275,071

	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Asset Quality Data (Period End)
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$28,887	$32,132	$30,525	$36,762	$36,270
Accruing loans and leases 90 days or more past due	366	441	690	384	523
Accruing troubled debt restructured loans and leases	13,037	13,457	13,383	7,591	7,301
Other real estate owned	3,616	1,607	3,301	3,922	4,993
Nonperforming assets	45,906	47,637	47,899	48,659	49,087
Allowance for loan and lease losses	25,222	24,746	27,096	30,502	30,597
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.94%	2.17%	2.07%	2.51%	2.48%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	2.84%	3.11%	3.03%	3.05%	3.02%
Allowance for loan and lease losses / Loans and leases held for investment	1.70%	1.67%	1.84%	2.08%	2.10%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	87.31%	77.01%	97.03%	82.97%	84.36%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	59.64%	53.76%	64.52%	68.18%	69.39%

	For the three months ended,
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Net loan and lease charge-offs	$1,598	$4,732	$5,616	$1,438	$3,373
Net loan and lease charge-offs (annualized)/Average loans and leases	0.44%	1.27%	1.52%	0.40%	0.93%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2013

(Dollars in thousands, except per share data)

	For the three months ended,
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
For the period:
Interest income	$19,489	$19,988	$19,977	$20,258	$20,431
Interest expense	1,546	1,838	1,958	2,111	2,267

Net interest income	17,943	18,150	18,019	18,147	18,164
Provision for loan and lease losses	2,074	2,382	2,210	1,343	4,100

Net interest income after provision	15,869	15,768	15,809	16,804	14,064
Noninterest income:
Trust fee income	1,734	1,902	1,625	1,625	1,625
Service charges on deposit accounts	1,086	1,128	1,122	1,079	1,100
Investment advisory commission and fee income	1,701	1,407	1,350	1,350	1,256
Insurance commission and fee income	2,718	2,078	2,129	2,057	2,267
Bank owned life insurance income	504	365	463	336	1,506
Other-than-temporary impairment	—	—	(4)	(6)	(3)
Net gain on sales of investment securities	185	14	9	24	258
Net gain on mortgage banking activities	1,696	1,571	2,171	1,074	1,272
Other income	1,851	1,913	1,996	461	1,740

Total noninterest income	11,475	10,378	10,861	8,000	11,021
Noninterest expense
Salaries and benefits	9,860	9,121	8,944	9,100	10,141
Commissions	2,115	2,042	1,884	1,633	1,422
Premises and equipment	2,581	2,664	2,597	2,513	2,428
Deposit insurance premiums	392	410	406	429	444
Restructuring charges	539	—	—	—	—
Other expense	4,749	5,475	5,227	4,961	4,441

Total noninterest expense	20,236	19,712	19,058	18,636	18,876

Income before taxes	7,108	6,434	7,612	6,168	6,209
Income taxes	1,710	1,358	1,842	1,405	946

Net income	$5,398	$5,076	$5,770	$4,763	$5,263

Per Common Share Data:
Book value per share	$16.99	$16.95	$16.80	$16.55	$16.42
Net income per share:
Basic	$0.32	$0.30	$0.34	$0.28	$0.31
Diluted	$0.32	$0.30	$0.34	$0.28	$0.31
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	16,788,152	16,765,199	16,760,080	16,770,290	16,749,134
Period end shares outstanding	16,762,695	16,770,232	16,765,126	16,759,893	16,780,416

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2013

	For the three months ended,
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Profitability Ratios (annualized)
Return on average assets	0.98%	0.89%	1.04%	0.88%	0.97%
Return on average shareholders’ equity	7.67%	7.04%	8.19%	6.90%	7.70%
Net interest margin (FTE)	3.83%	3.80%	3.84%	3.97%	3.95%
Efficiency ratio (1)	65.61%	65.93%	62.84%	67.59%	60.46%

Capitalization Ratios
Dividends declared to net income	62.21%	66.06%	58.09%	70.48%	63.63%
Shareholders’ equity to assets (Period End)	12.58%	12.33%	12.62%	12.67%	12.57%
Tangible common equity to tangible assets	10.08%	9.88%	10.12%	10.11%	10.18%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.71%	11.47%	11.48%	11.57%	11.64%
Tier 1 risk-based capital ratio	14.10%	14.35%	14.07%	14.38%	14.50%
Total risk-based capital ratio	15.37%	15.62%	15.34%	15.64%	15.76%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Three Months Ended March 31,
Tax Equivalent Basis	2013			2012
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$40,552	$35	0.35%	$59,453	$38	0.26%
U.S. Government obligations	174,408	477	1.11	147,146	519	1.42
Obligations of state and political subdivisions	121,686	1,579	5.26	116,918	1,708	5.88
Other debt and equity securities	200,938	895	1.81	193,447	1,234	2.57

Total interest-earning deposits and investments	537,584	2,986	2.25	516,964	3,499	2.72

Commercial, financial, and agricultural loans	438,434	4,676	4.33	440,906	4,742	4.33
Real estate—commercial and construction loans	544,865	6,658	4.96	534,079	6,988	5.26
Real estate—residential loans	257,435	2,455	3.87	247,295	2,605	4.24
Loans to individuals	42,781	596	5.65	44,497	630	5.69
Municipal loans and leases	134,450	1,716	5.18	133,896	1,821	5.47
Lease financings	66,078	1,557	9.56	56,647	1,372	9.74

Gross loans and leases	1,484,043	17,658	4.83	1,457,320	18,158	5.01

Total interest-earning assets	2,021,627	20,644	4.14	1,974,284	21,657	4.41

Cash and due from banks	40,070			34,956
Reserve for loan and lease losses	(25,245)			(31,908)
Premises and equipment, net	33,046			34,299
Other assets	163,649			168,820

Total assets	$2,233,147			$2,180,451

Liabilities:
Interest-bearing checking deposits	$244,089	$36	0.06	$220,360	$57	0.10
Money market savings	325,677	80	0.10	310,878	148	0.19
Regular savings	534,701	76	0.06	498,572	264	0.21
Time deposits	323,982	1,048	1.31	400,433	1,384	1.39

Total time and interest-bearing deposits	1,428,449	1,240	0.35	1,430,243	1,853	0.52

Short-term borrowings	102,444	17	0.07	118,255	106	0.36
Long-term debt	—	—	—	440	4	3.66
Subordinated notes and capital securities	20,982	289	5.59	22,486	304	5.44

Total borrowings	123,426	306	1.01	141,181	414	1.18

Total interest-bearing liabilities	1,551,875	1,546	0.40	1,571,424	2,267	0.58

Demand deposits, non-interest bearing	361,659			294,067
Accrued expenses and other liabilities	34,055			39,889

Total liabilities	1,947,589			1,905,380

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	64,721			61,402
Retained earnings and other equity	129,505			122,337

Total shareholders’ equity	285,558			275,071

Total liabilities and shareholders’ equity	$2,233,147			$2,180,451

Net interest income		$19,098			$19,390

Net interest spread			3.74			3.83
Effect of net interest-free funding sources			0.09			0.12%

Net interest margin			3.83%			3.95

Ratio of average interest-earning assets to average interest-bearing liabilities	130.27%			125.64%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended March 31, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.